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Exhibit 32.1

        Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Traffix, Inc. ("Traffix"), hereby certifies that Traffix's Quarterly Report on Form 10-Q for the quarter ended August 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Traffix.

/s/ JEFFREY L. SCHWARTZ JEFFREY L. SCHWARTZ Chairman and Chief Executive Officer

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  Exhibit 32.1